UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive, Suite 500 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2012, Crown Castle Operating Company, a Delaware corporation (“Borrower”) and a direct wholly owned subsidiary of Crown Castle International Corp., a Delaware corporation (“Company”), and the Company entered into a credit agreement (“New Credit Facility”) with the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

The New Credit Facility provides for aggregate commitments of $3.1 billion, consisting of (a) a $1.0 billion senior secured revolving credit facility (“Revolver”), which will mature on January 31, 2017, (b) a $500 million delayed-draw senior secured term loan A facility (“Term Loan A”), which will mature on January 31, 2017, and (c) a $1.6 billion senior secured term loan B facility (“Term Loan B”), which will mature on January 31, 2019. The Revolver includes subfacilities for the issuance of letters of credit in an aggregate face amount of up to $50.0 million and the borrowing of swingline loans in an aggregate principal amount of up to $25.0 million. The Term Loan B was fully drawn on January 31, 2012 and as of February 3, 2012, the Revolver and the Term Loan A remain undrawn. The Term Loan A may be drawn in a single drawing on or prior to April 1, 2012.

The New Credit Facility provides that the Borrower has the right to seek commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount not to exceed the sum of (a) $500.0 million and (b) an amount in excess thereof so long as the ratio of total indebtedness of the Borrower and its restricted subsidiaries (net of certain unrestricted cash) to the Consolidated EBITDA (as defined in New Credit Facility) of the Borrower and its restricted subsidiaries, computed on a pro forma basis, is not greater than 5.0 to 1.0. The lenders under the New Credit Facility are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.

The New Credit Facility is secured by a pledge of certain equity interests of the Borrower and of certain existing and future material subsidiaries of the Borrower, as well as a security interest in certain deposit accounts and securities accounts of the Borrower and of certain existing and future subsidiaries of the Borrower. The New Credit Facility is guaranteed by the Company and certain of its existing and future material domestic subsidiaries.

A portion of the proceeds of the Term Loan B were used by the Borrower on January 31, 2012, (a) to prepay existing indebtedness outstanding under the credit agreement dated as of January 9, 2007 (“Existing Credit Facility”), by and among the Company, the Borrower, certain subsidiaries of the Company, the lenders from time to time party thereto and The Royal Bank of Scotland plc, as administrative agent, (b) to pay the cash consideration in respect of the acquisition of certain subsidiaries of Wireless Capital Partners, LLC, a Delaware limited liability company (see the discussion under Item 8.01 below), and (c) to pay transaction costs associated with the foregoing. The remaining portion of the proceeds of the Term Loan B, together with any proceeds of the Term Loan A, may be used by the Borrower (i) to pay the cash consideration in respect of the proposed acquisition by the Borrower of NextG Networks, Inc., a Delaware corporation, (ii) to pay transaction costs associated with the foregoing and (iii) for general corporate purposes (including acquisitions and other investments permitted under the New Credit Facility). The proceeds of the Revolver, including any swingline loans, may be used solely for general corporate purposes (including acquisitions and other investments permitted under the New Credit Facility). Letters of credit issued under the New Credit Facility may be used solely for general corporate purposes.

Borrowings under the New Credit Facility will bear interest at a rate per annum equal to, at the Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by The Royal Bank of Scotland plc as its prime rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. For purpose of determining the interest rate payable on loans under the Term Loan B under clauses (a) and (b) of the immediately preceding sentence, the LIBO rate will in no event be less than 1.0%. The applicable margin for borrowings under the Revolver and the Term Loan A will be determined by reference to a grid based on the ratio of total indebtedness of the Borrower and its restricted subsidiaries (net of certain unrestricted cash) to the Consolidated

EBITDA of the Borrower and its restricted subsidiaries as at the end of each fiscal quarter of the Borrower, and such applicable margin will range from 1.0% to 1.75% with respect to base rate borrowings and 2.0% to 2.75% with respect to LIBO rate borrowings. The applicable margin for borrowings under the Term Loan B will be 2.0% with respect to base rate borrowings and 3.0% with respect to LIBO rate borrowings.

In addition to paying interest on outstanding principal under the Revolver, the Borrower will be required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears. The Borrower will also be required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on LIBO rate borrowings under the Revolver on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit fees and agency fees.

Prior to the funding of the “delayed draw” commitments under the Term Loan A, the Borrower will be required to pay a commitment fee equal to 0.5% per annum in respect of the unutilized commitments thereunder, payable in arrears on the earliest of (a) the date on which the Term Loan A is borrowed, (b) April 1, 2012, and (c) the date on which the commitments in respect of the Term Loan A have been terminated.

Subject to certain exceptions and customary baskets set forth in the New Credit Facility, the Borrower will be required to make mandatory prepayments of the Term Loan A and the Term Loan B, on a pro rata basis, under certain circumstances, including from (a) 100% of net cash proceeds from asset sales outside the ordinary course of business (subject to reinvestment rights), (b) 100% of the net cash proceeds of insurance and condemnation proceeds for property or asset losses (subject to reinvestment rights) and (c) 100% of the net cash proceeds from the incurrence of debt not otherwise permitted by the terms of the New Credit Facility. The lenders under the Term Loan B will be permitted to waive any mandatory prepayments of the loans under the Term Loan B.

The Borrower will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the New Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans. Notwithstanding the foregoing, if loans under the Term Loan B are prepaid prior to the first anniversary of the closing date of the New Credit Facility with the proceeds of long-term bank debt financing or any other financing similar to the Term Loan B, in each case having a lower all-in yield than the all-in yield of the Term Loan B, then such prepayment will be accompanied by a prepayment fee equal to 1.0% of the loans so prepaid.

The Term Loan A will mature on the five-year anniversary of the closing date for the New Credit Facility and will amortize in an amount equal to (a) 5.0% of the original principal amount per year for each of the first and second years after the borrowing of the Term Loan A, payable in equal quarterly installments, (b) 7.5% of the original principal amount per year for the third year after the borrowing the Term Loan A, payable in equal quarterly installments, and (c) 10.0% of the original principal amount per year for each subsequent year after the borrowing of the Term Loan A, payable in equal quarterly installments, with the remaining balance to be due at the maturity of the Term Loan A. The Term Loan B will mature on the seven-year anniversary of the closing date for the New Credit Facility and will amortize in an amount equal to 1% of the original principal amount per year payable in equal quarterly installments, with the remaining balance to be due at the maturity of the Term Loan B. The Revolver will mature on the five-year anniversary of the closing date for the New Credit Facility and will not amortize.

The New Credit Facility requires the Borrower to maintain compliance with a maximum total net leverage ratio and a minimum interest coverage ratio and places certain restrictions on the ability of the Company, the Borrower or certain of the Borrower’s restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; make investments; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on liens, dividends and other distributions; amend material documents, change fiscal periods; and designate unrestricted subsidiaries.

The New Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents, certain liens and guarantees, and certain changes in control.

The above summary of the New Credit Facility is qualified in its entirety by reference to the complete terms and provisions of the New Credit Facility filed herewith as Exhibit 10.1.

ITEM 1.02	– TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2012, in connection with the effectiveness of the New Credit Facility, the Company terminated the commitments under the Existing Credit Facility and repaid all outstanding loans thereunder. As of January 31, 2012, the aggregate principal amount of loans outstanding under the Existing Credit Facility was $870,125,000.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the Company’s acquisition of certain subsidiaries of Wireless Capital Partners, LLC (“WCP”) holding a portfolio of ground lease related assets (see the discussion under Item 8.01 below), the Company assumed approximately $320 million of debt in the form of Secured Wireless Site Contract Revenue Notes, Series 2010-1 (“Notes”). The Notes were issued under (a) an Indenture dated as of November 9, 2010 (“Indenture”) between (i) WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC and WCP Wireless Site Non-RE Funding LLC (collectively, “Issuers”), (ii) WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC (collectively, “Asset Entities” and, together with the Issuers, “Obligors”) and (iii) Deutsche Bank Trust Company Americas, as indenture trustee (“Trustee”), and (b) a Series 2010-1 Indenture Supplement dated as of November 9, 2010 (“Indenture Supplement”) between the Obligors and the Trustee. The Notes are guaranteed by WCP Wireless Site Holdco LLC, WCP Wireless Site RE Holdco LLC and WCP Wireless Site Non-RE Holdco LLC (collectively, “Guarantors”). As a result of the acquisition, the Obligors and the Guarantors are indirect wholly owned subsidiaries of the Company. The Notes are comprised of three separate classes as indicated in the table below. Capitalized terms used in Items 2.03 and 8.01 of this Form 8-K but not defined in this Form 8-K will have the meanings assigned to such terms in the Indenture or the Indenture Supplement.

	September 30,	September 30,	September 30,	September 30,	September 30,
Class	Class Principal Balance	Note Rate	Anticipated Repayment Date	Series 2010-1 Rapid Amortization Date	Series 2010-1 Rated Final Payment Date

Class A	$215,100,132	4.141%	November 15, 2015	November 15, 2017	November 15, 2040

Class B	$55,000,000	6.829%	November 15, 2015	November 15, 2017	November 15, 2040

Class C	$50,000,000	9.247%	November 15, 2015	November 15, 2017	November 15, 2040

The Notes are obligations solely of the Obligors and are otherwise not guaranteed by the Company or any affiliate of the Company other than the Guarantors.

The Notes will be paid solely from the cash flows and assets of the Obligors. The Obligors and the Guarantors are bankruptcy remote special purpose entities that are prohibited from owning any assets other than as permitted by the Indenture. Under the Indenture, the Issuers will generally be permitted to issue new and additional notes so long as the DSCR after giving effect to such issuance is not less than 1.5x.

The Notes are secured by (i) first lien mortgages on the interests of the Asset Entities in the Lease Assets, Ground Leases, Fee Assets and Easement Assets representing not less than 95% of the Net Cash Flow from such assets, (ii) a first priority security interest in the Loan Assets (subject to certain permitted liens), (iii) a first priority security interest in the AT&T Receivables and the Modified Rent Contracts, (iv) a first priority security interest in certain accounts (including reserve accounts established pursuant to the Indenture) and certain other assets, (v) the equity interests of the Obligors and (vi) the proceeds of the foregoing.

Principal and interest on the Notes are payable on the 15th of each calendar month in the manner set forth in the Indenture. Prior to November 9, 2012, the Notes may not be voluntarily prepaid; however, the Notes may be prepaid prior to such date in connection with certain events set forth in the Indenture, including certain casualty and condemnation events, to cure breaches of representations or warranties, or in connection with certain asset dispositions. At any time on or after November 9, 2012, some or all of the Notes may be prepaid at a price equal to 100% of the principal amount of the Notes plus a prepayment premium in certain instances.

If the Notes are not repaid prior to the Anticipated Repayment Date, additional interest will accrue on the outstanding principal balance of the Notes equal to (i) from and including the Anticipated Repayment Date to, but excluding, the Series 2010-1 Rapid Amortization Date, 5% per annum and (ii) from and including the Series 2010-1 Rapid Amortization Date, the rate determined by the servicer for the Notes to be the greater of 5% per annum and the rate computed pursuant to the formula specified in the Indenture.

On each Payment Date prior to the Series 2010-1 Rapid Amortization Date, so long as an Amortization Period (as described below) is not in effect and no Event of Default is continuing, funds in the collection account, to the extent available for such purpose as set forth in the Indenture, will be applied to repay the Class A Notes in an amount sufficient to pay the Series 2010-1 Class A Monthly Amortization Amount for such Payment Date.

The Indenture provides that for so long as any Cash Trap Condition (as described below) is continuing, certain amounts required by the Indenture will be deposited and held in a Cash Trap Reserve Account. A Cash Trap Condition will exist as of the end of any calendar month if the DSCR is less than or equal to 1.3x and will continue to exist until such time as the DSCR exceeds 1.3x for two consecutive calendar months.

If an Amortization Period or a Rapid Amortization Period (as described below) commences or an Event of Default has occurred and is continuing, the Issuers will be required to make principal payments on the Notes out of Excess Cash Flow in accordance with the Indenture, including with funds on deposit in the Cash Trap Reserve Account, if any.

An Amortization Period will commence at the end of any calendar month (i) if the DSCR is less than 1.15x and will continue until the DSCR has exceeded 1.15x for two consecutive calendar months or (ii) if the Non-Performing Wireless Site Contract Ratio is greater than 10% and will continue until the Non-Performing Wireless Site Contract Ratio is less than or equal to 10% for two consecutive calendar months. A Rapid Amortization Period with respect to any series of Notes is the period commencing on the Rapid Amortization Date (which, in the case of the Series 2010-1 Notes, is November 15, 2017) for such series and ending on the Payment Date on which all such Series of Notes are paid in full.

The above summary of the Indenture and the Indenture Supplement is qualified in its entirety by references to the complete terms and provisions of the Indenture and the Indenture Supplement filed herewith as Exhibit 4.1 and 4.2, respectively.

Also, see Item 1.01, which is incorporated by reference into this Item 2.03.

ITEM 8.01	— OTHER EVENTS

On January 12, 2012, the Company announced it had entered into a definitive agreement to acquire a portfolio of ground lease related assets from WCP. On January 31, 2012, the Company consummated the acquisition of certain subsidiaries of WCP (including the Obligors and the Guarantors) which hold approximately 2,230 ground lease related assets for approximately $176 million in net cash and the assumption of approximately $320 million of debt (see the discussion under Item 2.03 above).

In addition, on February 1, 2011 the Company issued a press release announcing the completion of the New Credit Facility. The February 1 press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

4.2	Series 2010-1 Indenture Supplement dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

10.1	Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, as borrower, the lenders and issuing banks party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

99.1	Press release dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: February 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

4.2	Series 2010-1 Indenture Supplement dated as of November 9, 2010, between WCP Wireless Site Funding LLC, WCP Wireless Site RE Funding LLC, WCP Wireless Site Non-RE Funding LLC, WCP Wireless Lease Subsidiary, LLC, MW Cell REIT 1 LLC and MW Cell TRS 1 LLC, and Deutsche Bank Trust Company Americas, as indenture trustee

10.1	Credit Agreement dated as of January 31, 2012, among Crown Castle International Corp., Crown Castle Operating Company, as borrower, the lenders and issuing banks party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent

99.1	Press release dated February 1, 2012